UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2007
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California	000-22430	94-2942251
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

46897 Bayside Parkway,
Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (510) 661-5000
Not applicable
(Former Name or Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On November 6, 2007, the Audit Committee of the Company’s Board of Directors concluded that the previously issued financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2006 and December 31, 2006 should not be relied upon because of errors in the segment footnote to those financial statements. The decision was made by the Audit Committee of the Board of Directors, upon the recommendation of management after discovery and analysis of those errors and after advising PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.
     In connection with the preparation and review of the Company’s financial statements for the quarter ended September 30, 2007, management became aware that the Company’s previously reported segment results for the second and third quarters of fiscal year 2007 contained errors relating to the allocation of the costs for write-up of inventories, in process research and development and amortization of intangibles resulting from the July 14, 2006 purchase of an additional 44.1 percent interest in the outstanding capital stock of Asyst Technologies Japan, Inc., formerly known as Asyst Shinko, Inc. These costs were incorrectly allocated to our Fab Automation business segment when they should have been allocated to the AMHS business segment.
     The effect of the errors was material to the cost of sales, gross profit and income from operations for these business segments, but there was no effect on our consolidated financial results included in our primary financial statements.
     The aggregate effect of these errors and restated amounts for the periods discussed above are stated in our Form 10-Q for the quarter ended September 30, 2007, which is being filed concurrently with this filing.
     The Company and the Audit Committee have discussed the foregoing with PricewaterhouseCoopers LLP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASYST TECHNOLOGIES, INC.
Date: November 8, 2007	By:	/s/ Robert Dobbin
Robert Dobbin
Assistant Secretary

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